Exhibit 3.24
BYLAWS
OF
MICRO ANALYSIS & DESIGN, INC.
ARTICLE I
Principal Office and Corporate Seal
     Section 1. The principal office and place of business of the Corporation in the State of Colorado shall be at 9132 Thunderhead Drive, Boulder, Colorado, 80302. Other offices and places of business may be established from time to time by resolution of the board of directors.
     Section 2. The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “Colorado” and “Seal” and shall be in such form as may be approved by the board of directors, which shall have the power to alter the same at pleasure.
ARTICLE II
Shares and Transfer Thereof
     Section 1. Except as provided in Section 5, the shares of this Corporation shall be represented by certificates signed by the president and secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the president and secretary upon a certificate may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar both of which may be the Corporation itself or an employee of the Corporation. In case any officer who has signed a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.
     Section 2. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates in lieu of which the new certificate is issued shall be surrendered for cancellation except as provided in Section 3 of this Article II.
     Section 3. In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the board of directors, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the board of directors.
     Section 4. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the board of directors does not order the stock transfer books closed or fix in advance a record date as above provided, then the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose shall be thirty (30) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.
     Section 5. The board of directors of the Corporation may authorize the issuance of any of its classes or series of shares without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send the shareholder a complete written statement of the following information:
     (a) If the Corporation is authorized to issue more than one class of stock, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preference of subsequent series.
     (b) The Corporation is organized under the laws of Colorado; the name of the person in whom the shares are registered; the number and class of shares and the designation of the series, if any, which are registered in such person’s name; and the par value of each share or a statement that the shares are without par value.
ARTICLE III
Shareholders and Meetings Thereof
     Section 1. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.
     Section 2. Meetings of shareholders shall be held at the principal office of the Corporation in Boulder, Colorado.

     Section 3. In the absence of a resolution of the board of directors providing otherwise, the annual meeting of shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in the first week in March of each year if the same be not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 1:00 p.m. If a quorum be not present, the meeting may be adjourned from time to time, but no single adjournment shall exceed sixty days. The first annual meeting of shareholders shall be on March 6, 1991.
     Section 4. Special meetings of shareholders may be called by the president (or in his absence by a vice president), the board of directors, or the holders of not less than one-tenth of all shares entitled to vote on the subject matter for which the meeting is called.
     Section 5. Written notice stating the place, day and hour of the shareholders’ meeting, and in case of a special meeting of shareholders the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail at the direction of the president, the secretary, the board of directors or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized shares are to be increased, at least thirty days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation with postage thereon prepaid, but if three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the Corporation.
     Section 6. When any notice is required to be given to any shareholder of the Corporation, a waiver thereof in writing signed by the person entitled to such notice, whether in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.
     Section 7. By attending a meeting, a shareholder:
     (a) waives objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and
     (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.
     Section 8. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten days prior to such meeting shall be kept on file at the principal office of the Corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours.

Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.
     Section 9. A quorum at any meeting of shareholders shall consist of a majority of the shares of the Corporation entitled to vote thereat, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation.
     Section 10. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.
     Section 11. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
     Section 12. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons having the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effect:
     (a) if only one person votes, his act binds all;
     (b) if two or more persons vote, the act of the majority so voting binds all;
     (c) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Colorado to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in unequal interests, a majority or even split for the purpose of this subsection (iii) shall be a majority or even split in interest.
     The effects of voting stated in this Section 12, shall not be applicable if the secretary of the Corporation is given written notice of alternate voting provisions and is furnished with a copy of the instrument or order wherein the alternate voting provisions are stated.

ARTICLE IV
Directors, Powers and Meetings
     Section 1. The business and affairs of the Corporation shall be managed by not less than one, but no more than three directors; provided, that at any time, there are three or fewer shareholders, the number of directors shall not be fewer than the number, of shareholders. Such directors shall be of the age eighteen (18) years or older, but need not be a shareholder or a resident of the State of Colorado. Directors shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders or until their successors shall have been elected and shall qualify; however, no provision of this Section shall be restrictive upon the right of the board of directors to fill vacancies or upon the right of shareholders to remove directors as is hereinafter provided.
     Section 2. The annual meeting of the board of directors shall be held at the same place as and immediately after the annual meeting of shareholders and no notice shall be required in connection therewith. The annual meeting of the board of directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting.
     Section 3. Regular meetings of the board of directors may be held without notice if scheduled at a previous meeting of the board of directors, which shall be not less than ten (10) days prior to such regular meeting. Special meetings of the board of directors may be called at any time by the president (or in his absence by a vice president) or by any director and may be held within or outside the State of Colorado at such time and place as the notice or waiver thereof may specify. Notice of such meetings shall be mailed or telegraphed to the last-known address of each director in person or by telephone at least forty-eight hours prior to the date or time fixed for the meeting. When any notice is required to be given to any director of the Corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Regular or special meetings of the board of directors may be held at any time that all directors are present in person. By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting. Unless specifically required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
     Section 4. A quorum at all meetings of the board of directors shall consist of a majority of the number of directors then fixed by these Bylaws, but a smaller number may adjourn from time to time without further notice until a quorum be secured. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by the Colorado Corporation Code, the Articles of Incorporation, or these Bylaws.
     Section 5. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and shall qualify.
     Section 6. Directors may receive such fees as may be established by appropriate resolution of the board of directors for attendance at meetings of the board and in addition thereto shall receive reasonable traveling expense, if any is required, for attendance at such meetings.
     Section 7. The board of directors may by resolution adopted by a majority of the number of directors, designate from among its members an executive committee, and one or more other committees each of which, to the extent provided in the resolution or in the Articles of Incorporation or the Bylaws of the Corporation, shall have all of the authority of the board of directors; but no such committee shall have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws of the Corporation. The designation of such committees and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.
     Section 8. The shareholders may, at a meeting called for the express purpose of removing directors, by a majority vote of the shares entitled to vote at an election of directors, remove the entire board of directors or any lesser number with or without cause.
     Section 9. Members of the board of directors or any committee designated by the board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.
     Section 10. No contract or other transaction between a corporation and one or more of its directors or any other corporation, firm, association, or other organization in which one or more of its directors are directors or officers or have a financial interest shall be either void or voidable solely for that reason or solely because such director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because his or their votes are counted for such purpose if:
     (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or
     (b) the material facts as to his relationship or interest and as to the contract or transaction are as disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by vote of the shareholders; or
     (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.
ARTICLE V
Officers
     Section 1. The elective officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, who shall be at least eighteen years old and who shall be elected by the board of directors at its first meeting after the annual meeting of shareholders. Unless removed in accordance with procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the board of directors and until their respective successors are elected and shall qualify. Any two or more offices, may be held by the same person at the same time, except that one person may not simultaneously hold the offices of president and secretary. The election of one or more vice presidents of the Corporation shall be optional with the board of directors.
     Section 2. The board may elect or appoint a general manager, one or more assistant secretaries and one or more assistant treasurers, as it may deem advisable, who shall hold office during the pleasure of the board and shall be paid such compensation as may be directed by the board.
     Section 3. The officers of the Corporation shall respectively exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned.
     (a) The president shall be the chief executive officer of the Corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and of the board of directors. The president or a vice president, unless some other person is specifically authorized by the board of directors, shall sign all stock certificates, bonds, deeds, mortgages, leases and contracts of the Corporation. The president shall perform all the duties commonly incident to his office and such other duties as the board of directors shall designate.

     (b) In the absence or disability of the president, the vice president or vice presidents in order of their rank as fixed by the board of directors, and if not ranked the vice presidents in the order designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions on the president. Each vice president shall have such other powers and perform such other duties as may from time to time be assigned to him by the president.
     (c) The secretary shall keep accurate minutes of all meetings of the shareholders and the board of directors. He shall keep or cause to be kept a register of the shareholders of the Corporation and shall be responsible for the giving of notice of meetings of the shareholders or of the board of directors. The secretary shall be the custodian of the records and of the seal of the Corporation and shall attest the affixing of the seal of the Corporation when so authorized. The secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president.
     (d) An assistant secretary may at the request of the secretary or in the absence or disability of the secretary perform all of the duties of the secretary. He shall perform such other duties as may be assigned to him by the president or by the secretary.
     (e) The treasurer, subject to the order of the board of directors, shall have the care and custody of the money, funds, valuable papers and documents of the corporation. He shall keep accurate books of accounts of the corporation’s transactions which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the board of directors or president. The treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president.
     (f) An assistant treasurer may at the request of the treasurer or in the absence or disability of the treasurer perform all of the duties of the treasurer. He shall perform such other duties as may be assigned to him by the president or by the treasurer.
     Section 4. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the board of directors. The board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the board may deem advisable.
     Section 5. In the event of absence or inability of any officer to act, the board of directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.
     Section 6. Any officer or agent may be removed by the board of directors at a meeting called for that purpose whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
ARTICLE VI
Finance
     Section 1. The board of directors, in its uncontrolled discretion, may set aside from time to time out of the net profits or earned surplus of the Corporation such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation and for any other purpose.
     Section 2. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust companies as the board of directors shall designate and may be drawn out only on checks signed in the name of the Corporation by such person or persons as the board of directors by appropriate resolution may direct. Notes and commercial paper, when authorized by the board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.
     Section 3. The fiscal year of the Corporation shall be determined by resolution of the board of directors.
ARTICLE VII
Waiver of Notice
     Any shareholder, officer or director may waive in writing any notice required to be given by law or under these Bylaws whether before, at, or after the time stated therein.
ARTICLE VIII
Action without a Meeting
     Any action required to be taken at a meeting of the directors, or any committee designated by the directors or at a meeting of the shareholders of this Corporation, or any action which may be taken at a meeting of directors, committee, or shareholders, to be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, committee members or shareholders entitled to vote with respect to the subject matter thereof and delivered to the Secretary for inclusion in the minutes or for filing with the Corporate reports. Action taken shall be effective when all parties have signed the consent, unless the consent specifies a difference effective date.

ARTICLE IX
Indemnification of Corporate Directors,
Officers, Employees and Agents
     Section 1. As used in this Article:
     (a) “Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
     (b) “Director” means an individual who is or was a director of the corporation and an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.
     (c) “Expenses” include attorney fees.
     (d) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expense incurred with respect to a proceeding.
     (e) “Official capacity,” when used with respect to a director, means the office of director in the Corporation, and, when used with respect to an individual other than a director, means the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. “Official capacity” does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise, or employee benefit plan.
     (f) “Party” includes an individual who was, is, or is threatened to be, made a named defendant or respondent in a proceeding.
     (g) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
     Section 2. The following standards of conduct shall govern indemnification under this Article IX:
     (a) Except as provided in paragraph (d) of this Section 2, the Corporation shall indemnify against liability incurred in any proceeding an individual made a party to the proceeding because he is or was a Director if:

(i) he conducted himself in good faith;
(ii) he reasonably believed:
(A) in the case of conduct in his Official Capacity with the Corporation that his conduct was in the Corporation’s best interests; or
(B) in all other cases, that his conduct was at least not opposed to the Corporation’s best interests; and
(iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
     (b) A Director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (B) of subparagraph (ii) of paragraph (a) of this Section 2.
     (c) The termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the individual did not meet the standard of conduct set forth in paragraph (a) of this Section 2.
     (d) The Corporation will not indemnify a Director under this Section 2 either:
(i) in connection with a Proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation; or
(ii) in connection with any Proceeding charging improper personal benefit to the Director, whether or not involving action in his Official Capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
     (e) Indemnification permitted under this Section 2 in connection with a Proceeding by or in the right of the Corporation is limited to reasonable Expenses incurred in connection with the Proceeding.
     Section 3. The Corporation shall indemnify a person who is or was a Director of the Corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding.

     Section 4. The following procedures must be complied with in connection with indemnification pursuant to this Article IX:
     (a) The Corporation will not indemnify a Director under Section 2 of this Article unless authorized in the specific case after a determination has been made that indemnification of the Director is permissible in the circumstances because he has met the standard of conduct set forth in paragraph (a) of Section 2.
     (b) The determination required to be made by paragraph (a) of this Section 4 shall be made:
(i) by the Board of Directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding; or
(ii) if a quorum cannot be obtained, by a majority vote of a committee of the board designated by the board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of Directors for the committee.
     (c) If the quorum cannot be obtained or the committee cannot be established under paragraph (b) of this Section 4, or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph (a) of this Section 4 shall be made:
(i) by independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in subparagraph (i) or (ii) of paragraph (b) of this Section 4 or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board; or
(ii) by the shareholders.
     (d) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.
     Section 5. The Corporation may pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of the final disposition of the proceeding, if:

     (a) the Director furnishes the Corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in subparagraph (i) of paragraph (a) of Section 2 of this Article;
     (b) the Director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct; and
     (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section 5.
The undertaking required by (b) of this Section 5 shall be an unlimited general obligation of the Director, but need not be secured and may be accepted without reference to financial ability to make repayment.
     Section 6. This Article shall not limit the Corporation’s power to pay or reimburse expenses incurred by a Director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.
     Section 7. An Officer, employee or agent of the Corporation who is not a Director shall be entitled to indemnification pursuant to this Article under the following conditions:
     (a) An Officer of the Corporation who is not a Director is entitled to a mandatory indemnification pursuant to Section 3 of this Article.
     (b) The Corporation shall indemnify and advance expenses pursuant to Section 5 of this Article to an officer, employee, or agent of the Corporation who is not a Director to the same extent as a Director; and
     (c) The Corporation may indemnity and advance expenses to an officer, employee, or agent of the Corporation who is not a Director to a greater extent then provided in this Article if consistent with law and if provided for by a resolution of its directors or in a contract.
     Section 8. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, officer, employee, fiduciary, or agent of the Corporation and who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic Corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.
     Section 9. Any indemnification of or advance of expenses to a Director in accordance with this Article, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders’ meeting.

ARTICLE X
Amendments
     The Board of Directors may amend or repeal these Bylaws unless the Articles of Incorporation reserve this power exclusively to the shareholders in whole or in part or the shareholders in amending or repealing a particular Bylaw provide expressly that the Directors may not amend or repeal such Bylaw. The shareholders may amend or repeal the Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.
     The foregoing Bylaws were approved and adopted by the Board of Directors on the 1st day of June, 1990.

/s/ Mary Beth Laughery

Secretary